Exhibit 99.1
For Immediate Release
Globecomm Systems Names Keith Hall President and Chief Operating Officer
HAUPPAUGE, N.Y., June 30, 2009 /BusinessWire/ — Globecomm Systems Inc. (NASDAQ: GCOM), a leading provider of satellite-based communications infrastructure solutions and services on a global basis, today announced that the Company has appointed Keith Hall President and Chief Operating Officer effective July 1, 2009.
Mr. Hall will assume the overall responsibilities for both the infrastructure and service operations of the Company. His responsibilities will include planning and execution of corporate growth strategies and strategic business development as well as focusing on the infrastructure segment of the business. Over the last six years, Mr. Hall has led the service sector of Globecomm’s business, increasing growth and profitability with a focus on expanding its managed service products to address the broadcast and wireless markets. Mr. Hall has been employed by Globecomm for the past 12 years.
Mr. Hall stated: “I am happy for the opportunity to focus more of my time on Globecomm’s long term industry and business vision. I am truly gratified by the confidence in which the Board has shown by giving me this opportunity.”
“Keith is an outstanding example of the quality and experience we have nurtured here,” said Globecomm Chairman and CEO David Hershberg. “Globecomm has one of the largest in-house engineering and technical staffs in the business, and Keith has proven his abilities as an engineer and manager over the years. I look forward to continuing to partner with Keith at the head of our Company.”
About Globecomm Systems
Globecomm Systems Inc. provides end-to-end value-added satellite-based communication products, services and solutions by leveraging its core satellite ground segment systems and network capabilities, with its satellite communication services capabilities. The products and services Globecomm offers include pre-engineered systems, systems design and integration services, managed network services and life cycle support services. Globecomm’s customers include communications service providers, commercial enterprises, broadcast and other media and content providers and government and government-related entities.
Based in Hauppauge, New York, Globecomm Systems also maintains offices in Washington, DC, Maryland, New Jersey, Hong Kong, Germany, Singapore, the United Arab Emirates and Afghanistan.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date of this press release. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.
We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in our most recent Annual Report on Form 10-K and most recent Quarterly Report of Form 10-Q, including without limitation under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this press release.
For more information contact:
David Hershberg: Chairman and Chief Executive Officer 631-231-9800, Globecomm Systems Inc.
Matthew Byron: Vice President, Corporate Office 631-457-1301, Globecomm Systems Inc.
Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, NY 11788-3816, USA.
TEL: 631 231-9800, FAX: 631 231-1557
Email: ir@globecommsystems.com; Web: www.globecommsystems.com.